SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 25, 2003



                         WYMAN PARK BANCORPORATION, INC.
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             (Exact name of Registrant as specified in its charter)


        Delaware                        0-23345                  52-2068893
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(State or Other Jurisdiction          (Commission            (I.R.S. Employer
of Incorporation)                      File Number)          Identification No.)


                11 West Ridgely Road, Lutherville, Maryland 21093
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                    (Address of principal executive offices)


                                 (410) 252-6450
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               Registrant's telephone number, including area code


                                 Not Applicable
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          (Former Name or former address, if changed since last report)



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Item 5. Other Events.
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     On February 25, 2003,  the  Registrant  merged with and into a wholly-owned subsidiary of Bradford Bank (the "Merger"), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated July 9, 2002 (as amended or
modified),   between  the   Registrant,   Wyman  Park  Federal  Savings  &  Loan
Association, a federally-chartered savings and loan association and wholly-owned subsidiary of the Registrant, and Bradford Bank, a federally-chartered savings bank. As a result of the Merger, the holders of the Registrant's common stock will receive $14.50 in cash for each share of Registrant's common stock owned and each option holder of Registrant will receive $14.50 in cash, less the exercise price, for each outstanding stock option to purchase Registrant's common stock. The Registrant's Definitive Proxy Statement, dated September 16, 2002, sets forth additional information regarding the Merger.

     A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial  Statements,  Pro Forma  Financial  Information  and Exhibits.
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     (a)  - (b) Not applicable.

     (c)  The following exhibits are filed as part of this report.

          Exhibit 99.1 Press release dated February 25, 2003.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                    WYMAN PARK BANCORPORATION, INC.


Date: February 25, 2003             By:/s/ Ernest A. Moretti
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                                           Ernest A. Moretti
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)